Exhibit 99.1

Ethan Allen Reports Fiscal 2021 Third Quarter Results

DANBURY, CT – APRIL 29, 2021 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETH) today reported its business and financial results for the fiscal 2021 third quarter ended March 31, 2021. The Company reported GAAP EPS of $0.61 compared to $(0.01) in the prior year third quarter and adjusted EPS of $0.58 compared to $0.02.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “Crisis creates opportunity. In March and April 2020 we furloughed approximately 70% of our global workforce, temporarily closed about 250 manufacturing, logistics and retail design center facilities in North America along with over 100 retail locations internationally, and borrowed $100 million as a precautionary measure and to maximize financial flexibility in light of the uncertainty surrounding the impact of COVID-19. A year later our teams have performed well, most of our retail workforce is back and our workforce in our manufacturing has surpassed pre-pandemic levels, we have paid back all the borrowings, ended the quarter with over $100 million of cash, and earlier this week declared a special dividend of $0.75 in addition to the regular quarterly dividend of $0.25. For the quarter ended March 31, 2021 our retail division written orders increased 51.8% over the prior year quarter.”

Mr. Kathwari continued, “We have performed well due to our strong offerings, a strong network of retail design centers, and our focus on interior design services, which are increasingly being combined with technology. Our industry and many others have been challenged on the supply side. We are relatively in a much better position of focusing on manufacturing in North America where about 75% of our products are made by our craftspeople. About 70% of the products we make are custom-made when an order is received.”

“In these challenging times we continue to focus on safety and treating our associates and customers with dignity and compassion,” Mr. Kathwari concluded.

FISCAL 2021 THIRD QUARTER HIGHLIGHTS*

●	Diluted earnings per share (“EPS”) of $0.61 compared to $(0.01); adjusted EPS of $0.58 compared to $0.02

●	Consolidated operating margin of 10.7% compared with -0.5%; adjusted operating margin of 11.1% compared with 0.2%

●	Retail segment written order growth of 51.8%

●	Wholesale segment written orders increased 39.0%; excluding GSA and other government orders, wholesale segment orders grew 48.3%

●	Consolidated net delivered sales increased 18.2% to $177.0 million

●	Consolidated gross margin of 57.3% compared to 56.1%

●	Strong cash flow helped end the quarter with cash on hand of $109.0 million and no borrowings

●	Paid regular quarterly cash dividend of $6.3 million during the quarter

The company also announced on April 27, 2021 that its Board of Directors declared a special cash dividend of $0.75 and regular cash dividend of $0.25 payable on May 25, 2021 to shareholders of record on May 11, 2021.

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release. Comparisons are to the third quarter of fiscal 2020.

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended			Nine months ended
	March 31,			March 31,
	2021	2020	% Change	2021	2020	% Change
Net sales	$176,962	$149,774	18.2%	$506,846	$498,269	1.7%
GAAP gross profit	$101,409	$83,949	20.8%	$288,511	$275,264	4.8%
Adjusted gross profit*	$101,409	$83,944	20.8%	$288,900	$279,788	3.3%
GAAP gross margin	57.3%	56.1%		56.9%	55.2%
Adjusted gross margin*	57.3%	56.0%		57.0%	56.2%
GAAP operating income	$18,987	$(754)	2618.2%	$53,223	$27,091	96.5%
Adjusted operating income*	$19,580	$353	5446.7%	$55,251	$22,054	150.5%
GAAP operating margin	10.7%	(0.5%)		10.5%	5.4%
Adjusted operating margin*	11.1%	0.2%		10.9%	4.4%
GAAP net income	$15,608	$(223)	7099.1%	$41,844	$20,969	99.6%
Adjusted net income*	$14,675	$613	2294.8%	$41,126	$17,166	150.5%
Effective tax rate	17.8%	58.8%		20.2%	23.4%
GAAP diluted EPS	$0.61	$(0.01)	6200.0%	$1.65	$0.80	106.3%
Adjusted diluted EPS*	$0.58	$0.02	2800.0%	$1.63	$0.65	150.8%
Capital expenditures	$4,464	$4,470	-	$10,342	$12,457	(16.9%)
Cash flows from operating activities	$36,202	$15,296	136.7%	$102,120	$38,684	164.0%

* See reconciliation of U.S. GAAP to adjusted key financial measures in the back of this press release

DIVIDEND DECLARED

On April 27, 2021, the Company announced that its Board of Directors had declared a special cash dividend of $0.75 per share, payable on May 25, 2021 to shareholders of record at the close of business on May 11, 2021 and had also declared a regular quarterly cash dividend of $0.25 per share, payable on May 25, 2021 to shareholders of record at the close of business on May 11, 2021.

ANALYST CONFERENCE CALL

Ethan Allen will host an analyst conference call today, April 29, 2021 at 5:00 PM (Eastern Time) to discuss its results. The analyst conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com. The following information is provided for those who would like to participate:

●	U.S. Participants:	877-705-2976
●	International Participants:	201-689-8798
●	Meeting Number:	13718964

For those unable to listen live, an archived recording of the call will be made available on the Company’s website referenced above for at least 60 days.

ABOUT ETHAN ALLEN

Ethan Allen Interiors Inc. (NYSE: ETH) is a leading interior design company, manufacturer and retailer in the home furnishings marketplace. The Company provides complimentary interior design service to its clients and sells a full range of furniture products and decorative home accents through a retail network of approximately 300 design centers in the United States and abroad as well as online at ethanallen.com. Ethan Allen owns and operates nine manufacturing facilities, including six manufacturing plants in the United States, two manufacturing plants in Mexico and one manufacturing plant in Honduras. Approximately 75% of its products are manufactured or assembled in these North American facilities.

For more information on Ethan Allen's products and services, visit www.ethanallen.com.

Investor / Media Contact:

Corey Whitely
Executive Vice President, Administration, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This press release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this press release the Company has included financial measures that are not prepared in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted gross profit and margin, adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial measures presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of the non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this press release.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent management's beliefs and assumptions concerning future events based on information currently available to the Company relating to its future results. Such forward-looking statements are identified in this news release and incorporated herein by reference by use of certain forward-looking words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “COVID-19 impact,” and similar expressions and the negatives of such forward-looking words. These forward-looking statements are subject to management decisions and various assumptions about future events, including projections about future financial growth and trends with respect to the Company’s business and results of operations, and are not guarantees of future performance. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to the following: the ongoing global COVID-19 pandemic may continue to materially adversely affect the Company’s business, its results of operations and overall financial performance; additional funding from external sources may not be available at the levels required, or may cost more than expected; declines in certain economic conditions, which impact consumer confidence and consumer spending; a decline in the health of the economy and consumer spending may affect consumer purchases of discretionary items; financial or operational difficulties due to competition in the residential furniture industry; a significant shift in consumer preference toward purchasing products online; ability to maintain and enhance the Ethan Allen brand; failure to successfully anticipate or respond to changes in consumer tastes and trends; global and local economic uncertainty may materially adversely affect manufacturing operations or sources of merchandise and international operations; competition from overseas manufacturers and domestic retailers; disruptions in the supply chain; the number of manufacturing and logistics sites may increase exposure to business disruptions and could result in higher transportation costs; fluctuations in the  price, availability and quality of raw materials could result in increased costs or cause production delays; current and former manufacturing and retail operations and products are subject to increasingly stringent environmental, health and safety requirements; product recalls or product safety concerns; reliance on information technology systems to process transactions, summarize results, and manage its business and that of certain independent retailers; disruptions in both primary and back-up systems; successful cyber-attacks and the ability to maintain adequate cyber-security systems and procedures; loss, corruption and misappropriation of data and information relating to customers; changes in United States trade and tax policy; reliance on certain key personnel; loss of key personnel or inability to hire additional qualified personnel; additional asset impairment charges that could reduce profitability; access to consumer credit could be interrupted; inability to maintain current design center locations at current costs; failure to successfully  select and secure design center locations; changes to tax policies; hazards and risks which may not be fully covered by insurance; possible failure to protect the Company’s intellectual property; and other factors disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2020 Annual Report on Form 10-K.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. These forward-looking statements speak only as of the date of this news release. Other than as required by law, the Company undertakes no obligation to update or revise its forward-looking statements, whether because of new information, future events, or otherwise. Accordingly, actual circumstances and results could differ materially from those contemplated by the forward-looking statements.

Ethan Allen Interiors Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)
	Three months ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020
Net sales	$176,962	$149,774	$506,846	$498,269
Cost of sales	75,553	65,825	218,335	223,005
Gross profit	101,409	83,949	288,511	275,264
Selling, general and administrative expenses	81,829	83,841	233,649	258,346
Restructuring and other impairment charges, net of gains	593	862	1,639	(10,173)
Operating income	18,987	(754)	53,223	27,091
Other expenses
Interest and other financing costs	51	85	433	184
Other income (expense), net	57	298	(378)	479
Income before income taxes	18,993	(541)	52,412	27,386
Income tax expense	3,385	(318)	10,568	6,417
Net income	$15,608	(223)	$41,844	$20,969

Per share data
Diluted earnings per common share:
Net income per diluted share	$0.61	$(0.01)	$1.65	$0.80
Diluted weighted average common shares	25,400	25,703	25,305	26,362

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	March 31,	June 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$108,956	$72,276
Accounts receivable, net	11,573	8,092
Inventories, net	135,686	126,101
Prepaid expenses and other current assets	34,905	23,483
Total current assets	291,120	229,952

Property, plant and equipment, net	233,331	236,678
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	114,583	109,342
Deferred income taxes	1,745	137
Other assets	1,639	1,552
Total ASSETS	$687,546	$622,789

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$38,716	$25,595
Customer deposits and deferred revenue	115,250	64,031
Accrued compensation and benefits	25,821	18,278
Current operating lease liabilities	34,537	27,366
Other current liabilities	11,622	3,708
Total current liabilities	225,946	138,978

Long-term debt	-	50,000
Operating lease liabilities, long-term	97,467	102,111
Deferred income taxes	2,058	1,074
Other long-term liabilities	5,497	2,562
Total LIABILITIES	$330,968	$294,725

Shareholders’ equity:
Ethan Allen Interiors Inc. shareholders’ equity	$356,602	$328,065
Noncontrolling interests	(24)	(1)
Total shareholders’ equity	$356,578	$328,064
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$687,546	$622,789

Ethan Allen Interiors Inc.
Design Center Activity
(Unaudited)
	Independent	Company-
	Retailers	Operated	Total
Design Center activity
Balance at June 30, 2020	160	144	304
New locations	12	3	15
Closures	(12)	(3)	(15)
Transfers	-	-	-
Balance at March 31, 2021	160	144	304
Relocations (in new and closures)	-	1	1

U.S.	34	139	173
International	126	5	131

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures including adjusted gross profit and margin, adjusted operating income, adjusted retail operating income and margin, adjusted wholesale operating income and margin, adjusted net income and adjusted diluted earnings per share. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes.

Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables below show a reconciliation of non-GAAP financial measures used in this news release to the most directly comparable GAAP financial measures.

(Unaudited)
(In thousands, except per share data)
	Three months ended			Nine months ended
	March 31,			March 31,
	2021	2020	% Change	2021	2020	% Change
Consolidated Adjusted Gross Profit / Gross Margin
GAAP Gross profit	$101,409	$83,949	20.8%	$288,511	$275,264	4.8%
Adjustments (pre-tax) *	-	(5)		389	4,524
Adjusted gross profit *	$101,409	$83,944	20.8%	$288,900	$279,788	3.3%
Adjusted gross margin *	57.3%	56.0%		57.0%	56.2%

Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$18,987	$(754)	2618.2%	$53,223	$27,091	96.5%
Adjustments (pre-tax)*	593	1,107		2,028	(5,037)
Adjusted operating income*	$19,580	$353	5446.7%	$55,251	$22,054	150.5%

Consolidated Net sales	$176,962	$149,774	18.2%	$506,846	$498,269	1.7%
GAAP Operating margin	10.7%	(0.5%)		10.5%	5.4%
Adjusted operating margin*	11.1%	0.2%		10.9%	4.4%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$15,608	$(223)	7099.1%	$41,844	$20,969	99.6%
Adjustments, net of tax*	(933)	836		(718)	(3,803)
Adjusted net income	$14,675	$613	2294.8%	$41,126	$17,166	139.6%
Diluted weighted average common shares	25,400	25,703		25,305	26,362
GAAP Diluted EPS	$0.61	$(0.1)	6200.0%	$1.65	$0.80	106.3%
Adjusted diluted EPS*	$0.58	$0.02	2800.0%	$1.63	$0.65	150.8%

Wholesale Adjusted Operating Income / Adjusted Operating Margin
Wholesale GAAP operating income	$14,508	$8,936	62.4%	$40,366	$31,594	27.8%
Adjustments (pre-tax)*	(389)	601		-	(5,691)
Adjusted wholesale operating income*	$14,119	$9,537	48.0%	$40,366	$25,903	55.8%

Wholesale net sales	$107,820	$93,139	15.8%	$306,704	$286,357	7.1%
Wholesale GAAP operating margin	13.5%	9.6%		13.2%	11.0%
Adjusted wholesale operating margin*	13.1%	10.2%		13.2%	9.0%

Retail Adjusted Operating Income / Adjusted Operating Margin
Retail GAAP operating income	$4,962	$(8,772)	156.6%	$16,854	$(7,343)	329.5%
Adjustments (pre-tax)*	982	506		2,028	654
Adjusted retail operating income*	$5,944	$(8,266)	171.9%	$18,882	$(6,689)	382.3%

Retail net sales	$141,396	$115,698	22.2%	$404,295	$392,065	3.1%
Retail GAAP operating margin	3.5%	(7.6%)		4.2%	1.9%
Adjusted retail operating margin*	4.2%	(7.1%)		4.7%	1.7%

* Adjustments to reported GAAP financial measures including gross profit and margin, operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended		Nine months ended
(In thousands)	March 31,		March 31,
	2021	2020	2021	2020
Inventory reserves and write-downs (wholesale)	$-	$-	$389	$3,209
Manufacturing overhead costs and other (wholesale)	-	(5)	-	1,315
Adjustments to gross profit	$-	$(5)	$389	$4,524

Inventory reserves and write-downs (wholesale)	$-	$-	$389	$3,209
Optimization of manufacturing and logistics (wholesale)	-	363	-	2,148
Gain on sale of Passaic, New Jersey property and other (wholesale)	(697)	-	(697)	(11,497)
Severance and other professional fees (wholesale)	308	238	308	449
(Gain) on sale of property, plant and equipment (retail)	(746)	-	(473)	-
Retail acquisition costs, severance and other charges (retail)	322	-	472	148
Lease exit costs	1,406	-	1,406	-
Impairment of long-lived assets (retail)	-	506	623	506
Adjustments to operating income	593	1,107	2,028	(5,037)
Adjustments to income before income taxes	593	1,107	2,028	(5,037)
Related income tax effects on non-recurring items (1)	(145)	(271)	(497)	1,234
Income tax benefit from valuation allowance adjustment	(1,381)	-	(2,249)	-
Adjustments to net income	$(933)	$836	$(718)	$(3,803)

(1)	Calculated using a tax rate of 24.5% in all periods presented.